Elizabeth M. Forget and Peter H. Duffy each certify that to his knowledge:

1.	The report on Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ Elizabeth M. Forget	By:	/s/ Peter H. Duffy

Name:	Elizabeth M. Forget	Name:	Peter H. Duffy

Title:	President	Title:	Treasurer

Date:	February 28, 2008	Date:	February 28, 2008